Exhibit 99.1

ZEO ScientifiX Plans Expansion into Georgia and Tennessee as New Regenerative Medicine Laws Take Effect

Company looks to broaden its Southeast presence to support healthcare providers navigating newly enacted state laws providing for certain stem cell and regenerative medicine therapies.

DAVIE, FLORIDA — September 15, 2026 — ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO ScientifiX” or the “Company”) today announced its planned expansion into Georgia and Tennessee following the recent enactment by each state of new laws establishing frameworks for certain stem cell and regenerative medicine therapies. The Company believes that this expansion will advance ZEO ScientifiX’s strategy to support healthcare professionals across the Southeast with regenerative biologics, scientific resources, physician education, and responsible implementation support. The expansion builds on ZEO ScientifiX’s existing work with healthcare professionals in Florida who have sought to take advantage of the new Florida law passed in 2025 and the Company’s broader national growth strategy.

Georgia House Bill 1275, signed into law on May 11, 2026, and Tennessee House Bill 2246, signed into law on May 19, 2026, establish state-level requirements under which qualifying therapies may be performed by authorized healthcare professionals. The laws include provisions addressing product sourcing and documentation, patient disclosures and informed consent, professional scope of practice, and safety oversight. Tennessee’s framework expressly includes certain exosome-based regenerative products within its definition of regenerative medicine therapy when statutory product and manufacturing criteria are met.

The state laws do not constitute approval by the U.S. Food and Drug Administration and do not displace applicable federal law. Providers remain responsible for determining whether a therapy, product, advertisement, and clinical protocol comply with all applicable federal and state requirements, professional licensing rules, and standards of care.

Building a Broader Southeast Presence

ZEO ScientifiX is planning to expand its commercial and provider-support presence in Georgia and Tennessee to serve healthcare professionals operating within the states’ evolving regulatory environments. The Company expects to support market development through provider education, product support, clinical collaboration, and access to regenerative biologics accompanied by quality and manufacturing documentation appropriate to the applicable product and jurisdiction.

“Expansion into Georgia and Tennessee represent an important next step in the growth of regenerative medicine across the Southeast,” said Ian Bothwell, CEO of ZEO ScientifiX. “As more states develop frameworks for responsible physician-led access, ZEO is prepared to expand alongside them. Our goal is to earn the trust of healthcare professionals by pairing high-quality biologics with scientific transparency, education, and the operational support needed to navigate a rapidly changing field.”

The expansion will build on ZEO ScientifiX’s existing work with healthcare professionals in Florida that have sought to take advantage of the new Florida law. Rather than treating each new state law as a stand-alone market event, the Company is developing an adaptable model intended to support providers as additional jurisdictions consider legislation addressing stem cell and other regenerative medicine therapies and building on the lessons learned from prior state launches.

Supporting Responsible Market Development

The Georgia and Tennessee laws arrive amid growing interest from physicians, patients, policymakers, and researchers in regenerative approaches. They also create new responsibilities for providers and suppliers. Among other requirements, the laws address who may perform qualifying therapies, the sources and documentation required for certain products, disclosure of non-FDA-approved status, informed consent, and adverse-event reporting.

ZEO ScientifiX intends to support Georgia and Tennessee providers similarly to its established Florida footprint through a compliance-forward approach centered on:

○	scientific and clinical education regarding regenerative biologics;

○	product-specific quality, sterility, and manufacturing documentation, as applicable;

○	provider resources designed to support informed decision-making and responsible implementation;

○	ongoing engagement with clinicians, researchers, and regulatory professionals, and

○	market support that can scale as additional states adopt regenerative medicine frameworks.

“These laws create opportunity, but they also reinforce the importance of education, documentation, and responsible clinical decision-making,” said George Shapiro, MD, FACC, Chief Medical Officer of ZEO ScientifiX. “ZEO is expanding into Georgia and Tennessee with the infrastructure and expertise to support providers beyond the product itself. As more states come online, we intend to be ready—and to become the trusted supplier healthcare professionals rely on for quality, consistency, and support.”

A Platform Designed to Scale with the Field

ZEO ScientifiX’s expansion strategy combines regenerative biologics with physician education, scientific engagement, clinical collaboration, and market-development support. The Company believes this integrated approach positions it to respond efficiently as state policies evolve and provider demand grows.

Through its expanding footprint, ZEO ScientifiX aims to help build a more consistent and responsible regenerative medicine ecosystem one in which healthcare professionals have access not only to products, but also to the information and support needed to evaluate quality, understand applicable requirements, and make independent clinical decisions. “This is not simply about entering two additional markets,” Bothwell added. “It is about building a scalable national platform that can meet the field where it is going. Georgia and Tennessee are important additions to that platform, and we believe other states will continue to follow.”

About the New State Frameworks

Georgia HB 1275 authorizes qualifying human stem cell therapy within the scope established by Georgia law and includes provisions for physician involvement, lawful delegation to certain licensed practitioners, product sourcing, patient disclosures, informed consent, and oversight.

Tennessee HB 2246 authorizes physicians to perform qualifying stem cell or regenerative medicine therapy within their scope of practice, subject to statutory sourcing, documentation, disclosure, consent, and adverse-event requirements. Healthcare professionals should consult qualified legal and regulatory counsel before implementing any therapy under either framework.

About ZEO ScientifiX, Inc. (OTCQB: ZEOX)

ZEO ScientifiX, Inc. (OTCQB: ZEOX) is an SEC-reporting, clinical-stage biopharmaceutical company focused on the research, development, and manufacturing of regenerative biologics. Operating from Nova Southeastern University’s Center for Collaborative Research in Davie, Florida, the Company works at the intersection of scientific innovation, regenerative biologics, and physician education.

Through its scientific initiatives, educational programming, clinical collaborations, and relationships with healthcare professionals, ZEO ScientifiX is focused on supporting the responsible advancement of regenerative medicine and helping bridge emerging science with clinical practice.

For more information, visit ZEO ScientifiX’s website.

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company’s expansion into Georgia and Tennessee; anticipated provider support, market development, operations, and growth; the Company’s ability to scale its platform as additional states adopt regenerative medicine frameworks; and the Company’s goal of becoming a trusted supplier in these markets. Forward-looking statements involve known and unknown risks and uncertainties and are based on assumptions that may prove incorrect. Actual results could vary materially. ZEO ScientifiX has no intention and specifically disclaims any duty to update the information contained in this press release except as may be required by applicable law.

Media Contact

ZEO ScientifiX, Inc.
Sean Vega-Stanton
General Manager
Sean@zeoscientifix.com

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